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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  GO2NET, INC.
                                *****************

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies that:

     FIRST: The name of the Corporation is GO2NET, INC. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware and County of New Castle, is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The nature of the business to be conducted, or purposes to be promoted, by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of capital stock, consisting of 9,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of

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9% Cumulative Redeemable Convertible Preferred Stock, par value $1.00 per share
(the "Preferred Stock").

     The following is a statement of the voting powers and the designations, preferences and other special rights, and the qualifications, limitations or restrictions in respect of the Common Stock and the Preferred Stock:

                               A. COMMON STOCK

     1. VOTING RIGHTS. Each holder of the Common Stock shall be entitled to one
(1) vote for each share held by such holder at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     2. DIVIDENDS. Each holder of the Common Stock, with respect to each such share held, shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock, subject to any preferential dividend rights of any of the then outstanding shares of Preferred Stock.

     3. LIQUIDATION OR DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock, with respect to each such share held, shall be entitled, unless otherwise provided by law, to receive all of the assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any of the then outstanding shares of Preferred Stock.

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                             B. PREFERRED STOCK

     1. DESIGNATION. The series of Preferred Stock designated and known as "9% Cumulative Convertible Redeemable Preferred Stock, par value $1.00 per share" shall consist of 1,000,000 shares.

     2. Voting.
        ------

        (a) Except as otherwise expressly provided herein or as required by law, each holder of the Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as otherwise expressly provided herein or as required by law, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

        (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For purposes of this Section 2, the authorization or issuance of any series of Preferred Stock with the preferences or priority over the then outstanding Preferred Stock

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as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation, shall be deemed to affect adversely the Preferred Stock.

     3. Dividends.
        ---------

        (a) DIVIDENDS. The holders of the then outstanding Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends when and as maybe declared from time to time by the Board of Directors of the Corporation at a rate per share equal to 9% of the original purchase price paid per share of the Preferred Stock, such amount shall be compounded annually such that if the dividend is not paid for such year the unpaid amount shall be added to the original purchase price paid per share of the Preferred Stock (the "Purchase Price") for the purposes of calculating dividends for succeeding years. If such cumulative dividends in respect of any prior or current annual dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding as to which dividends may be declared and paid in accordance with its terms without restriction. Upon any conversion of the Preferred Stock under Section 5 hereof, all accumulated and unpaid dividends on the Preferred Stock, whether or not declared, since the date of issue

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up to and including the date of conversion thereof shall be forgiven.

          (b) PARTICIPATING DIVIDENDS. No dividends shall be declared and set aside for or paid with respect to any class of the Corporation's capital stock now or hereafter outstanding as to which dividends may be declared and paid in accordance with its terms without restriction unless the Board of Directors of the Corporation shall contemporaneously declare and pay a dividend upon the then outstanding shares of Preferred Stock in the same amount per share of Preferred Stock as would be declared payable on the number of shares of Common Stock into which each share of Preferred Stock could then be converted pursuant to the provisions of Section 5 hereof, such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividends, PROVIDED, HOWEVER, that the amounts of such dividends shall not exceed fifty percent (50%) of the Corporation's consolidated net earnings (determined in accordance with generally acceptable accounting principals consistently applied) for the fiscal year immediately prior to the date that such dividends are declared or paid; and PROVIDED, FURTHER, that no dividends shall be paid with respect to any class of the Corporation's capital stock unless it is determined by the Board of Directors that the Corporation has sufficient net assets available for distribution to holders of the Preferred Stock, under applicable law, after giving effect to such dividend on the other class of capital stock, to pay the holders of each share of Preferred Stock the Liquidation Amount, as defined below (provided that the return on each share of

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Preferred Stock shall be calculated through the date of such dividend).

        (c) DIVIDENDS IN KIND. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution with respect thereto payable in (i) securities of the Corporation other than shares of the Common Stock, or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

     4. Liquidation, Dissolution or Winding Up.
        --------------------------------------

        (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Purchase Price plus all accumulated and unpaid dividends therein, whether or not declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation (subject to equitable adjustment in the event of any stock dividend, stock split, combination,

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reorganization, recapitalization, reclassification or other similar event affecting such shares) (the "Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Preferred Stock the full amount to which they shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation.

          (b) After the payments of all preferential amounts required to be paid to the holders of the Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of the outstanding shares of the Common Stock shall be entitled to receive, on an equal basis, the remaining assets of the Corporation available for distribution to its stockholders.

          (c) The merger or consolidation of the Corporation into or with another corporation, or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 if the holders of at least a majority of the then outstanding shares of the Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event. If no such notice is given, the provisions of
Section 5(g) shall apply. The amount deemed distributed to the holders of the Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property,

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rights or other securities shall be determined in good faith by the Board of
Directors of the Corporation.

     5. CONVERSION RIGHTS FOR THE PREFERRED STOCK. The holders of the Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock:

          (a) GENERAL. Subject to and in compliance with the provisions of this
Section 5, on and after six months from and including that date of the initial issuance of the Preferred Stock any share of the Preferred Stock may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Preferred Stock being converted.

          (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing the Purchase Price by the Applicable Conversion Value calculated as provided in Section 5(c).

          (c) APPLICABLE CONVERSION VALUE. The Applicable Conversion Value shall be the Purchase Price, except that such amount shall be adjusted from time to time in accordance with this Section 5.

          (d) Adjustments To Applicable Conversion Value.
              ------------------------------------------

              (i) (A) UPON SALE OF COMMON STOCK. If the

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Corporation shall, while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Applicable Conversion Value for the Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction:

                      (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, and

                      (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued.

              (B) Upon Issuance Of Warrants, Options And Rights To Common Stock.
                  -------------------------------------------------------------

                      (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the

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issuance of any securities convertible into or exchangeable for shares of Common
Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at anytime in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

     Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to such Applicable Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such

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warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable Conversion Value with respect to this paragraph which relates to warrants, options, subscriptions, purchases rights or convertible securities with respect to shares of Common
Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are cancelled without being exercised or converted, so that the Applicable
Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

                      (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

          (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or

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exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

          (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance or warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities; provided that if such an upward price adjustment occurs with respect to any warrants, options, subscriptions, purchase rights or convertible or exchangeable securities whose issuance has previously resulted in an adjustment of the Applicable Conversion Value, then the Applicable Conversion Value shall be readjusted based upon such upward price adjustment.

              (C) STOCK DIVIDEND. In the event the Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of

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Common Stock payable pro rata to holders of Preferred Stock and to holders of any other class of stock).

              (D) CONSIDERATION OTHER THAN CASH. For purposes of this Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                      (E) EXCEPTIONS. This Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon the conversion of the Preferred Stock, (ii) the issue or sale of any shares of Common Stock or any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock or issuance or sale of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) either in connection with any employee stock option, stock bonus or stock purchase plan or program (or similar plan or program) or if such issuance or sale has been approved by the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock or (iii) the issuance or sale of any shares of Common Stock in connection with any warrant or

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option existing on or prior to that date of the initial issuance of the
Preferred Stock.

              (ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of any Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for the Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value with respect to the Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value for the Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

     "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made pro rata to holders of Preferred Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or
     (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

          (e) DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i)

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securities of the Corporation other than shares of Common Stock, or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to the Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the date of such distribution.

          (f) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this
Section 5 or by a Reorganization (as defined below)), then and in each such event, the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

          (g) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or

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consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to another person, any of which events is herein referred to as a "Reorganization", then as a part of such Reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon the conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stockholders after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon the conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (h) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Preferred Stock with a certificate, executed by the president and the chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in

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detail the facts upon which such adjustment or readjustment is based.

          (i) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares of Preferred Stock being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder effects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of Section 5, and cash, as provided in Section 5(j), in respect to any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected

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immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

          (j) CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one, time by any holder thereof, not upon each share of Preferred Stock being converted.

          (k) PARTIAL CONVERSION. In the event some but not all of the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the

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Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

          (l) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (m) MINIMUM ADJUSTMENT. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Applicable Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Applicable Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Applicable Conversion Value in effect.

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     6. OPTIONAL REDEMPTION. (a) The Corporation shall have the right and option to redeem, at any time twelve months after the initial issuance of the Preferred Stock, at a redemption price equal to the Purchase Price, plus all accumulated and unpaid dividends therein, whether or not declared, since the date of issue up to and including the date payments thereof is made available (subject to equitable adjustments in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event affecting such shares)(the "Redemption Price"), any and all shares of Preferred Stock outstanding on the date of such redemption. In the event of such a redemption of only a part of the then outstanding Preferred Stock, the Corporation will effect such redemption ratably according to the number of shares held by each holder of the Preferred Stock.

          (b) NOTICE OF REDEMPTION. The Corporation shall provide notice of any redemption of Preferred Stock pursuant to this Section 6 specifying the time and place of redemption and the Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address of such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 45 days prior to the date on which such redemption is to be made. If less than all Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number and series of shares which are to be redeemed. Upon mailing any such notice of redemption,

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
the Corporation will become obligated to the extent permitted by law, to redeem at the time of redemption specified therein all Preferred Stock specified therein (other than such shares of Preferred Stock as are duly converted pursuant to Section 5 prior to the close of business on the business day preceding the Redemption Date). In the event less than all Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this
Section 6, a new certificate will be issued representing the unredeemed Preferred Stock without cost to the holder thereof. Nothing contained in this
Section 6 shall in any way restrict or prohibit the holders of the Preferred Stock from exercising their conversion rights pursuant to Section 5 hereof prior to the close of business on the business day preceding the Redemption Date.

          (c) DIVIDENDS AFTER REDEMPTION DATE. No share of Preferred Stock is entitled to any rights or liquidation or conversion or to any dividends accruing after the date of payment of the Redemption Price for such share, and on such date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, and such share will not be deemed to be outstanding thereafter.

          (d) REDEEMED SHARES. Any Preferred Stock redeemed pursuant to this
Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

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     FIFTH: Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of that percentage of the shares of the outstanding capital stock entitled to vote thereon that would be necessary to take such action at a meeting of stockholders.

     SIXTH: The name and the mailing address of the incorporator of the Corporation is Manuel Rubio, 3241 Corlear Avenue, Bronx, New York 10463.

     SEVENTH: The Corporation is to have perpetual existence.

     EIGHTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by

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
judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

              (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

              (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b), or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him/her in connection therewith.

              (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

              (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

              (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses maybe entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his/her official capacity and as to actions in another capacity while holding such office.

              (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article EIGHTH.

              (h) The indemnification and advancement of expenses provided by, or granted pursuant to this Article EIGHTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (i) The Corporation shall at all times have the maximum power to indemnify any individual, corporation, partnership, joint venture, trust, or other persons, as shall be lawful, under the laws of the State of Delaware, the provisions of this Article EIGHTH notwithstanding and not intended to limit such powers of indemnification.

              (j) For the purposes of this Article EIGHTH, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of, such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he/she would if he/she had served the resulting or surviving corporation in the same capacity.

     NINTH: No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law or any amendment thereto or successor provisions thereto or (b) shall be liable by reason that, in addition to any and all other requirements for such liability, he/she (i) shall have breached his/her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH would accrue or arise, prior, to such amendment, repeal or adoption of an inconsistent provision.

     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

     ELEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, amend or repeal the By-Laws.

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

     IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 8th day of February 1996.

                                                  /s/ Manuel Rubio
                                                  ------------------------------
                                                  Manuel Rubio, Incorporator
                                                  3241 Corlear Avenue
                                                  Bronx, New York 10463


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